©2024 Laureate Education, Inc. August 1, 2024 Second Quarter 2024 Earnings Presentation Exhibit 99.2

2©2024 Laureate Education, Inc. Forward Looking Statements This presentation includes statements that express Laureate’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, ‘‘forward-looking statements’’ within the meaning of the federal securities laws, which involve risks and uncertainties. Laureate’s actual results may vary significantly from the results anticipated in these forward-looking statements. You can identify forward-looking statements because they contain words such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates’’ or similar expressions that concern our strategy, plans or intentions. All statements we make relating to guidance (including, but not limited to, total enrollments, revenues, and Adjusted EBITDA), and all statements we make relating to our current growth strategy and other future plans, strategies or transactions that may be identified, explored or implemented and any litigation or dispute resulting from any completed transaction are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, including with respect to our current growth strategy and the impact of any completed divestiture or separation transaction on our remaining businesses. Accordingly, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Report on Form 10-K filed with the SEC on February 22, 2024, our subsequent Quarterly Reports on Form 10-Q filed, and to be filed, with the SEC and other filings made with the SEC. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law. In addition, this presentation contains various operating data, including market share and market position, that are based on internal company data and management estimates. While management believes that our internal company research is reliable and the definitions of our markets which are used herein are appropriate, neither such research nor these definitions have been verified by an independent source and there are inherent challenges and limitations involved in compiling data across various geographies and from various sources, including those discussed under “Industry and Market Data” in Laureate’s filings with the SEC.

3©2024 Laureate Education, Inc. Presentation of Non-GAAP Measures In addition to the results provided in accordance with U.S. generally accepted accounting principles (GAAP) throughout this presentation, Laureate provides the non-GAAP measurements of Adjusted EBITDA and its related margin, Adjusted EBITDA to Unlevered Free Cash Flow Conversion, total debt, net of cash and cash equivalents (or net debt), and Free Cash Flow. We have included these non-GAAP measurements because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. Adjusted EBITDA consists of net income (loss), adjusted for the items included in the accompanying reconciliation. The exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, Adjusted EBITDA and Adjusted EBITDA margin, which is calculated by dividing Adjusted EBITDA by revenue, are key inputs into the formula used by the compensation committee of our board of directors and our Chief Executive Officer in connection with the payment of incentive compensation to our executive officers and other members of our management team. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. Adjusted EBITDA to Unlevered Free Cash Flow Conversion consists of Unlevered Free Cash Flow (which is defined as cash flows from operating activities, less capital expenditures (net of sales of PP&E), plus net cash interest expense) divided by Adjusted EBITDA. Adjusted EBITDA to Unlevered Free Cash Flow provides useful information to investors and others in understanding and evaluating our ability to generate cash flows. Total debt, net of cash and cash equivalents (or net debt) consists of total gross debt, less total cash and cash equivalents. Net debt provides a useful indicator about Laureate’s leverage and liquidity. Free Cash Flow consists of operating cash flow minus capital expenditures (net of sales of PP&E). Free Cash Flow provides a useful indicator about Laureate’s ability to fund its operations and repay its debt. Laureate’s calculations of Adjusted EBITDA and its related margin, Adjusted EBITDA to Unlevered Free Cash Flow Conversion, total debt, net of cash and cash equivalents (or net debt), and Free Cash Flow are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Adjusted EBITDA and Free Cash Flow are reconciled from their respective GAAP measures in the attached tables “Non-GAAP Reconciliation”. We evaluate our results of operations on both an as reported and an organic constant currency basis. The organic constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates, acquisitions and divestitures. We believe that providing organic constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate organic constant currency amounts using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period, and then exclude the impact of acquisitions and divestitures.

4©2024 Laureate Education, Inc. Summary Overview Note: Throughout this presentation amounts may not sum to totals due to rounding

5©2024 Laureate Education, Inc.® | Confidential & Proprietary©2024 Laureate Education, I c. Executive Summary  Solid operating performance for the second quarter  Year-to-date New and Total Enrollments increased 2% and 5%, respectively, versus year-to- date prior year  Mexico: New Enrollments grew 4% (+6% through July cycle completion); total enrollments +9%  Peru: New Enrollments flat; total enrollments +1%  Expectation for economic recovery in second half of 2024 for Peru  Net Income of $128M in Q2; $72M increase vs prior year period  Reaffirming full-year 2024 guidance on a constant currency basis  Adjusting as reported guidance down ($15M) for Revenue and ($5M) for Adjusted EBITDA given recent volatility in the Mexican peso Solid Operating Performance for Second Quarter Reaffirming Full Year Constant Currency Guidance – Adjusting As Reported for FX Rates

6©2024 Laureate Education, Inc. Compelling Investment Characteristics

7©2024 Laureate Education, Inc. Mexico Peru Combined Population 129 million 32 million 161 million Higher Education Students (000s) 5,193 1,841 7,034 Higher Education Gross Participation Rate1 34% 52% 38% Traditional 4+ yr degrees 33% 40% 35% Technical/Vocational 1% 12% 3% Market Share for Private Institutions2 43% 74% 54% Sources: UNESCO, World Bank, Secretaría de Educación Pública (Mexico), Superintendencia Nacional de Educación Superior Universitaria (Peru), Ministry of Education of Peru. Data as of year-end 2022. (1) Defined as total enrollments as compared to 18-24 year old population. (2) Private institution market share in higher education; for Mexico and Combined includes all states in which UVM or UNITEC have operations (total private market share for all of Mexico is 37%); for Peru based on total country. Attractive Markets with Significant Growth Opportunities Participation rates growing and still well below developed markets Attractive Market Opportunities in Mexico and Peru

Leading University Portfolio in Mexico & Peru

	Brand		Founded	Enrollment @ 6/30/24	Market Segment	QS Stars™ Overall	Ratings/Rankings
Mexico	UVM Universidad del Valle de México (UVM)	 UVM	1960	104,500	Premium/ Traditional	★★★★	• Ranked Top 5 university in Mexico • 5-Stars rated by QS Stars™ in categories of Employability, Inclusiveness, Online Learning & Social Responsibility
Mexico	UNITEC Universidad Tecnológica de México (UNITEC)		1966	118,500	Value/ Teaching	★★★	• Largest private university in Mexico • 5-Stars rated by QS Stars™ in categories of Employability, Inclusiveness, Online Learning & Social Responsibility
Peru	Universidad Peruana de Ciencias Aplicadas (UPC)		1994	73,900	Premium/ Traditional	★★★★	• Ranked Top 5 university in Peru • 5-Stars rated by QS Stars™ in categories of Employability, Inclusiveness, Online Learning & Social Responsibility
Peru	UPN Universidad Privada del Norte Universidad Privada del Norte (UPN)		1994	125,300	Value/ Teaching	★★★★	• 3rd largest private university in Peru • 5-Stars rated by QS Stars™ in categories of Employability, Inclusiveness, Online Learning & Social Responsibility
Peru	CIBERTEC CIBERTEC	 CIBERTEC	1983	22,000	Technical/ Vocational		• One of the largest private technical / vocational institutes in Peru

Sources: QS Stars™, Guía Universitaria (UVM), AmericaEconomia (UPC)

©2024 Laureate Education, Inc.

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9©2024 Laureate Education, Inc. Q2 & YTD 2024 Performance Results

10©2024 Laureate Education, Inc. 2024 Second Quarter – Financial Summary Q2 ’24 Variance Vs. Q2 ’23 Notes ($ in millions) (Enrollments rounded to the nearest thousand) Results As Reported Organic/CC1 New Enrollment 25K 6% 6% • Not a material intake period Total Enrollment 444K 5% 5% • Mexico +9%, Peru +1% • Driven by new enrollment growth Revenue $499 8% 7% • Enrollment growth and price/mix Adj. EBITDA $187 7% 6% • Growth and productivity gains in Mexico, offset by macroeconomic conditions in Peru Adj. EBITDA margin 37.4% (52 bps) (35 bps) (1) Organic Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures. Solid Operating Performance During Second Quarter Driving Growth in Revenue and Adjusted EBITDA

2024 Q2 YTD – Financial Summary

($ in millions) (Enrollments rounded to the nearest thousand)	Q2 YTD '24	Variance Vs. Q2 YTD '23		Notes
	Results	As Reported	Organic/CC[1]	
New Enrollment	120K	2%	2%	• Total Company: +2% (+3% through July cycle completion) • Mexico: +4% (+6% through July cycle completion) • Peru: Flat YoY
Total Enrollment	444K	5%	5%	• Mexico +9%, Peru +1% • Driven by new enrollment growth
Revenue	$775	9%	5%	• +7% organic/cc adjusted for timing of academic calendar; ($13M) impact
Adj. EBITDA	$218	4%	1%	• +7% organic/cc adjusted for timing of academic calendar; ($11M) impact
Adj. EBITDA margin	28.1%	(121 bps)	(107 bps)	• (14bps) organic/cc adjusted for timing of academic calendar

Intra-Year Academic Calendar Timing Impacting Reported Results
Timing Adjusted Organic/CC[1]: Revenue +7%, Adjusted EBITDA +7%

(1) Organic Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures.

©2024 Laureate Education, Inc.
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12©2024 Laureate Education, Inc. Segment Results

13©2024 Laureate Education, Inc. Mexico Segment Results Q2 Results Q2 YTD Results Notes ($ in millions) (Enrollments rounded to the nearest thousand) Q2 ’24 Organic/CC Vs. Q2 ’23 1 Q2 YTD ’24 Organic/CC Vs. Q2 YTD ’23 1 New Enrollment 21K (1%) 62K 4% • Strong results during secondary intake cycles; YTD +6% through July (cycle completion) • Primary intake will occur in September Total Enrollment 223K 9% 223K 9% • Driven by new enrollments and strength of primary intake in Fall 2023 Revenue $219 10% $433 9% • YTD +11% organic/cc adjusted for timing of academic calendar; ($8M) impact Adj. EBITDA $48 21% $108 16% • Strong growth and productivity gains • YTD +25% organic/cc adjusted for timing of academic calendar; ($6M) impact Adj. EBITDA margin 22.0% 193 bps 25.0% 148 bps • YTD +253bps organic/cc adjusted for timing of academic calendar Favorable Secondary Intakes and Continued Improvements in Profitability YTD Timing Adjusted Organic/CC1: Revenue +11%, Adjusted EBITDA +25% (1) Organic Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures.

14©2024 Laureate Education, Inc. Peru Segment Results (1) Organic Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures. Q2 Results Q2 YTD Results Notes ($ in millions) (Enrollments rounded to the nearest thousand) Q2 ’24 Organic/CC Vs. Q2 ’23 1 Q2 YTD ’24 Organic/CC Vs. Q2 YTD ’23 1 New Enrollment 4K n.m. 59K 0% • Intake cycle impacted by current macroeconomic conditions Total Enrollment 221K 1% 221K 1% • Growth driven by favorable re-enrollments Revenue $281 5% $342 1% • YTD +3% organic/cc adjusted for timing of academic calendar; ($5M) impact Adj. EBITDA $150 3% $130 (7%) • YTD (4%) organic/cc adjusted for timing of academic calendar; ($5M) impact • Increased discounts/scholarships Adj. EBITDA margin 53.6% (98 bps) 37.9% (329 bps) • YTD (258bps) organic/cc adjusted for timing of academic calendar New Enrollments Impacted by Softer Macroeconomic Conditions YTD Timing Adjusted Organic/CC1: Revenue +3%, Adjusted EBITDA (4%)

15©2024 Laureate Education, Inc. Outlook

16©2024 Laureate Education, Inc.® | Confidential & Proprietary©2024 Laureate Education, I c. 2024 Outlook – Executive Summary  Market dynamics remain favorable for the private sector in Mexico and Peru  2024 outlook reflects differing macroeconomic conditions by market  Mexico: Strong growth expectations; favorable macro backdrop including nearshoring tailwinds  Peru: Growth more muted due to current economic downturn; expect recovery in 2H 2024  2024 Revenue growth expected at 5%-6% Vs. 20231 (up 5%-6% on an organic constant currency basis2)  2024 Adjusted EBITDA growth expected at 5%-8% Vs. 20231 (up 6%-9% on an organic constant currency basis2)  Adjusted EBITDA Margin accretion of ~0.4pts3 (~0.5pts FX neutral) driven by Mexico's continued margin optimization as well as additional reduction of corporate expenses  Adjusted EBITDA to Unlevered Free Cash Flow Conversion in the high 30% range  Includes one-time legacy Laureate payments of ~$45M primarily driven by deferred taxes  Absent legacy Laureate clean-up items, our Adjusted EBITDA to Unlevered Free Cash Flow conversion is targeted to reach ~50% in 2024, in line with our stated target profile (1) Based on actual FX rates for January through July, and spot FX rates (local currency per US dollar) of MXN 18.70 & PEN 3.75 for August through December 2024. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded. (2) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items (if applicable). (3) At mid-point of 2024 guidance provided. Note: An outlook for 2024 net income and reconciliation of the forward-looking 2024 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA or its related margin to projected net income or its related margin without unreasonable effort.

2024 Outlook – Updated[1]

Reaffirming Full Year Constant Currency Outlook Adjusting As Reported Guidance for FX Rates

($ in millions) (Enrollments rounded to the nearest thousand)	Prior FY 2024 Outlook	FX Impact	Current FY 2024 Outlook[1]
Total Enrollment	467K – 473K	-	467K – 473K
Revenue	$1,566 – $1,581	($15)	$1,551 – $1,566
Adjusted EBITDA	$446 – $456	($5)	$441 – $451

(1) Outlook is based on actual FX rates for January through July, and Spot FX rates (local currency per US dollar) of MXN 18.70 & PEN 3.75 for August through December 2024. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded.

Note: An outlook for 2024 net income and reconciliation of the forward-looking 2024 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort.

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18©2024 Laureate Education, Inc. Q3 2024 Guidance ($ in millions) Q3 2024 Outlook1 Revenue $358 – $362 Adjusted EBITDA $69 – $73 (1) Outlook is based on actual FX rates for July and Spot FX rates (local currency per US dollar) of MXN 18.70 & PEN 3.75 for August through September 2024. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded. Note: An outlook for Q3 net income and reconciliation of the forward-looking Q3 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort.

19©2024 Laureate Education, Inc. Appendix

20©2024 Laureate Education, Inc. 2024 Second Quarter – Net Income Reconciliation Q2 ’24 B / (W) Notes ($ in millions) Reported Vs. Q2 ’23 Adjusted EBITDA 187 12 Depreciation & Amort. (17) 0 Interest Expense, net (3) 1 Other 25 61 • Mainly non-cash FX translation on intercompany loans Income Tax (63) (6) Income/(Loss) From Continuing Operations 128 68 Discontinued Operations (Net of Tax) 0 4 Net Income / (Loss) 128 72 Net Income from Continuing Operations Improved Versus Prior Year

21©2024 Laureate Education, Inc. 2024 Q2 YTD – Net Income Reconciliation Q2 YTD ’24 B / (W) Notes ($ in millions) Reported Vs. Q2 YTD ’23 Adjusted EBITDA 218 9 Depreciation & Amort. (36) (2) Interest Expense, net (6) 2 Other 14 80 • Mainly non-cash FX translation on intercompany loans Income Tax (73) (5) Income/(Loss) From Continuing Operations 117 84 Discontinued Operations (Net of Tax) 0 4 Net Income / (Loss) 118 88 Net Income from Continuing Operations Improved Versus Prior Year

22©2024 Laureate Education, Inc. Q2 2024 Capitalization and Return of Capital Strong Balance Sheet and Cash Accretive Business Model Allow For Continued Return of Capital ($ in millions) Total Company as of 6/30/24 Gross Debt $233 Less: Cash & Cash Equivalents ($129) Net Debt $104  Total current shares outstanding of 153M shares as of June 30th  Share Repurchase Update  $72M of shares repurchased in H1 2024 (total authorization of $100M)

2024 Full Year Guidance Details

($ in millions) (Enrollments rounded to the nearest thousand)	Total Enrollment	Revenues	Adj. EBITDA
2023 FY Results As Reported	**449K**	**$1,484**	**$419**
Organic Growth (incl. Restructuring)	18K - 24K	$77 - $92	$27 - $37
Organic Growth %	4% - 5%	5% - 6%	6% - 9%
2024 FY Guidance (Constant Currency)	**467K - 473K**	**$1,561 - $1,576**	**$446 - $456**
FX Impact (spot FX) (1)		($10)	($5)
2024 FY Guidance (@ spot FX) (1)	**467K - 473K**	**$1,551 - $1,566**	**$441 - $451**
As Reported Growth %	**4% - 5%**	**5% - 6%**	**5% - 8%**

Reaffirming Constant Currency Full Year 2024 Outlook As Provided on Q1 Earnings Call
Adjusting As Reported Guidance For FX Rates (Recent MXN Volatility)

(1) Based on actual FX rates for January through July, and spot FX rates (local currency per US dollar) of MXN 18.70 & PEN 3.75 for August through December 2024. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded.

Note: An outlook for 2024 net income and reconciliation of the forward-looking 2024 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort.

©2024 Laureate Education, Inc.
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Q3 2024 Guidance Details

($ in millions)	Q3 Guidance Revenues	Q3 Guidance Adj. EBITDA
2023 Q3 Results As Reported	**$362**	**$78**
Timing Impact Intra-Year (academic calendar)	$4	$4
2023 Q3 Results Adjusted	**$366**	**$82**
Organic Growth	$16 - $20	($7) - ($3)
Organic Growth % (excl. Mexico restructuring)	5% - 6%	(9%) - (4%)
2024 Q3 Guidance (Constant Currency)	**$382 - $386**	**$75 - $79**
FX Impact (spot FX) (1)	($24)	($6)
2024 Q3 Guidance (@ spot FX) (1)	**$358 - $362**	**$69 - $73**

Continued Top Line Growth Expected During Seasonally Low Quarter
Adjusted EBITDA Impacted by Timing of Expenses

(1) Based on actual FX rates for July and spot FX rates (local currency per US dollar) of MXN 18.70 & PEN 3.75 for August through September 2024. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded.

Note: An outlook for Q3 2024 net income and reconciliation of the forward-looking Q3 2024 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort.

©2024 Laureate Education, Inc.
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25©2024 Laureate Education, Inc. New Enrollments Seasonality Intra-Year Seasonality Trends Revenue Seasonality Adjusted EBITDA Seasonality Factors Affecting Seasonality 28% 22% 48% 2% 38% 10% 49% 2% 37% 11% 50% 3% 39% 10% 48% 3% Q1 Q2 Q3 Q4 2020 2021 2022 2023 (14%) 46% 24% 44% 4% 42% 30% 24% 8% 43% 21% 28% 8% 42% 19% 31% Q1 Q2 Q3 Q4 2020 2021 2022 2023 19% 30% 24% 28% 18% 30% 25% 27% 17% 31% 24% 28% 17% 31% 24% 28% Q1 Q2 Q3 Q4 2020 2021 2022 2023  Large intake cycles at end of Q1 (Peru) and end of Q3 (Mexico) drive seasonality of earnings  Q2 and Q4 are typically Laureate’s strongest earnings quarters  Academic calendar  FX trends

26©2024 Laureate Education, Inc. Financial Results & Tables

Financial Tables

Consolidated Statements of Operations

IN MILLIONS (except per share amounts)	For the three months ended June 30, 2024	2023	Change	For the six months ended June 30, 2024	2023	Change
Revenues	$ 499.2	$ 462.1	$ 37.1	$ 774.6	$ 713.3	$ 61.3
Costs and expenses:						
Direct costs	319.0	294.0	25.0	573.0	519.3	53.7
General and administrative expenses	13.7	12.0	1.7	23.9	22.3	1.6
Loss on impairment of assets	—	1.6	(1.6)	—	1.6	(1.6)
Operating income	166.6	154.5	12.1	177.7	170.1	7.6
Interest income	2.0	2.0	—	3.9	4.1	(0.2)
Interest expense	(5.1)	(6.1)	1.0	(9.8)	(12.1)	2.3
Other income (expense), net	0.1	(0.1)	0.2	(0.4)	0.1	(0.5)
Foreign currency exchange gain (loss), net	27.5	(32.4)	59.9	21.8	(61.3)	83.1
(Loss) gain on disposal of subsidiaries, net	—	—	—	(3.1)	0.3	(3.4)
Income from continuing operations before income taxes	191.0	117.8	73.2	190.2	101.3	88.9
Income tax expense	(63.1)	(57.5)	(5.6)	(73.0)	(67.7)	(5.3)
Income from continuing operations	128.0	60.4	67.6	117.2	33.6	83.6
Income (loss) from discontinued operations, net of tax	0.4	(4.0)	4.4	0.3	(4.1)	4.4
Net income	128.4	56.3	72.1	117.5	29.6	87.9
Net income attributable to noncontrolling interests	(0.2)	(0.1)	(0.1)	(0.1)	—	(0.1)
Net income attributable to Laureate Education, Inc.	$ 128.1	$ 56.2	$ 71.9	$ 117.4	$ 29.6	$ 87.8
Basic and diluted earnings per share:						
Basic weighted average shares outstanding	153.8	157.2	(3.4)	155.4	157.2	(1.8)
Diluted weighted average shares outstanding	154.4	157.6	(3.2)	156.0	157.6	(1.6)
Basic and diluted earnings per share	$ 0.83	$ 0.35	$ 0.48	$ 0.75	$ 0.18	$ 0.57

Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding.

©2024 Laureate Education, Inc.

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Financial Tables

Revenue and Adjusted EBITDA by segment: Quarter

IN MILLIONS

For the three months ended June 30,	2024	2023	% Change: Reported	% Change: Organic Constant Currency[1]	$ Variance Components: Total	$ Variance Components: Organic Constant Currency	$ Variance Components: Acq/Div.	$ Variance Components: FX
Revenues								
Mexico	$ 218.6	$ 192.1	14%	10%	$ 26.5	$ 19.7	$ —	$ 6.8
Peru	280.6	270.0	4%	5%	10.6	12.8	—	(2.2)
Corporate & Eliminations	—	(0.1)	100%	100%	0.1	0.1	—	—
Total Revenues	$ 499.2	$ 462.1	8%	7%	$ 37.1	$ 32.5	$ —	$ 4.6
Adjusted EBITDA								
Mexico	$ 48.2	$ 38.2	26%	21%	$ 10.0	$ 8.0	$ —	$ 2.0
Peru	150.3	147.2	2%	3%	3.1	4.2	—	(1.1)
Corporate & Eliminations	(11.6)	(10.0)	(16)%	(16)%	(1.6)	(1.6)	—	—
Total Adjusted EBITDA	$ 186.9	$ 175.4	7%	6%	$ 11.5	$ 10.6	$ —	$ 0.9

nm - percentage changes not meaningful

[1] Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures. Organic Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The "Organic Constant Currency" percentage changes are calculated by dividing the Organic Constant Currency amounts by the 2023 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions, and may not sum to total due to rounding.

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Financial Tables

Revenue and Adjusted EBITDA by segment: Year-to-Date

IN MILLIONS

			% Change		$ Variance Components			
For the six months ended June 30,	2024	2023	Reported	Organic Constant Currency(2)	Total	Organic Constant Currency	Acq/Div.	FX
Revenues								
Mexico	$ 432.7	$ 374.1	16%	9%	$ 58.6	$ 32.5	$ —	$ 26.1
Peru	341.9	339.2	1%	1%	2.7	3.8	—	(1.1)
Corporate & Eliminations	0.1	—	nm	nm	0.1	0.1	—	—
Total Revenues	$ 774.6	$ 713.3	9%	5%	$ 61.3	$ 36.3	$ —	$ 25.0
Adjusted EBITDA								
Mexico	$ 108.1	$ 87.1	24%	16%	$ 21.0	$ 13.6	$ —	$ 7.4
Peru	129.6	140.7	(8)%	(7)%	(11.1)	(9.7)	—	(1.4)
Corporate & Eliminations	(20.2)	(19.0)	(6)%	(6)%	(1.2)	(1.2)	—	—
Total Adjusted EBITDA	$ 217.5	$ 208.9	4%	1%	$ 8.6	$ 2.6	$ —	$ 6.0

nm - percentage changes not meaningful

(2) Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures. Organic Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The "Organic Constant Currency" percentage changes are calculated by dividing the Organic Constant Currency amounts by the 2023 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions, and may not sum to total due to rounding.

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30©2024 Laureate Education, Inc. Financial Tables Consolidated Balance Sheets Note: Dollars in millions may not sum to total due to rounding. IN MILLIONS June 30, 2024 December 31, 2023 Change Assets Cash and cash equivalents $ 128.8 $ 89.4 $ 39.4 Receivables (current), net 117.5 92.1 25.4 Other current assets 41.7 42.0 (0.3) Property and equipment, net 526.6 562.2 (35.6) Operating lease right-of-use assets, net 333.5 371.6 (38.1) Goodwill and other intangible assets 781.5 830.7 (49.2) Deferred income taxes 67.2 71.4 (4.2) Other long-term assets 46.1 49.9 (3.8) Current and long-term assets held for sale 18.8 16.3 2.5 Total assets $ 2,061.8 $ 2,125.6 $ (63.8) Liabilities and stockholders' equity Accounts payable and accrued expenses $ 190.4 $ 209.4 $ (19.0) Deferred revenue and student deposits 61.4 69.4 (8.0) Total operating leases, including current portion 372.4 417.6 (45.2) Total long-term debt, including current portion 230.4 165.1 65.3 Other liabilities 279.1 303.6 (24.5) Current and long-term liabilities held for sale 10.9 11.5 (0.6) Total liabilities 1,144.6 1,176.5 (31.9) Redeemable noncontrolling interests and equity 1.4 1.4 — Total stockholders' equity 915.8 947.7 (31.9) Total liabilities and stockholders' equity $ 2,061.8 $ 2,125.6 $ (63.8)

31©2024 Laureate Education, Inc. Financial Tables Consolidated Statements of Cash Flows Note: Dollars in millions may not sum to total due to rounding. For the six months ended June 30, IN MILLIONS 2024 2023 Change Cash flows from operating activities Net income $ 117.5 $ 29.6 $ 87.9 Depreciation and amortization 35.5 34.0 1.5 Loss on sales and disposal of subsidiaries and property and equipment, net 2.9 5.7 (2.8) Deferred income taxes (0.2) (6.9) 6.7 Unrealized foreign currency exchange (gain) loss (23.4) 61.3 (84.7) Income tax receivable/payable, net (17.9) (1.7) (16.2) Working capital, excluding tax accounts (85.2) (71.3) (13.9) Other non-cash adjustments 44.2 28.1 16.1 Net cash provided by operating activities 73.4 78.8 (5.4) Cash flows from investing activities Purchase of property and equipment (26.6) (14.9) (11.7) Receipts from sales of property and equipment 3.3 0.1 3.2 Net receipts from sales of discontinued operations 0.8 0.3 0.5 Net cash used in investing activities (22.6) (14.5) (8.1) Cash flows from financing activities Increase (decrease) in long-term debt, net 66.5 (44.2) 110.7 Payments to repurchase common stock (71.4) — (71.4) Financing other, net (3.4) (1.5) (1.9) Net cash used in financing activities (8.3) (45.7) 37.4 Effects of exchange rate changes on Cash and cash equivalents and Restricted cash (3.0) 8.7 (11.7) Change in cash included in current assets held for sale — (0.6) 0.6 Net change in Cash and cash equivalents and Restricted cash 39.6 26.7 12.9 Cash and cash equivalents and Restricted cash at beginning of period 96.9 93.8 3.1 Cash and cash equivalents and Restricted cash at end of period $ 136.5 $ 120.5 $ 16.0

Financial Tables

Non-GAAP Reconciliation (1 of 2)

The following table reconciles Net Income to Adjusted EBITDA and Adjusted EBITDA margin:

	For the three months ended June 30,			For the six months ended June 30,		
IN MILLIONS	2024	2023	Change	2024	2023	Change
Net income	$ 128.4	$ 56.3	$ 72.1	$ 117.5	$ 29.6	$ 87.9
Plus:						
(Income) loss from discontinued operations, net of tax	(0.4)	4.0	(4.4)	(0.3)	4.1	(4.4)
Income from continuing operations	128.0	60.4	67.6	117.2	33.6	83.6
Plus:						
Income tax expense	63.1	57.5	5.6	73.0	67.7	5.3
Income from continuing operations before income taxes	191.0	117.8	73.2	190.2	101.3	88.9
Plus:						
Loss (gain) on disposal of subsidiaries, net	—	—	—	3.1	(0.3)	3.4
Foreign currency exchange (gain) loss, net	(27.5)	32.4	(59.9)	(21.8)	61.3	(83.1)
Other (income) expense, net	(0.1)	0.1	(0.2)	0.4	(0.1)	0.5
Interest expense	5.1	6.1	(1.0)	9.8	12.1	(2.3)
Interest income	(2.0)	(2.0)	—	(3.9)	(4.1)	0.2
Operating income	166.6	154.5	12.1	177.7	170.1	7.6
Plus:						
Depreciation and amortization	17.4	17.3	0.1	35.5	34.0	1.5
EBITDA	184.0	171.8	12.2	213.2	204.1	9.1
Plus:						
Share-based compensation expense (3)	2.9	2.0	0.9	4.3	3.1	1.2
Loss on impairment of assets (4)	—	1.6	(1.6)	—	1.6	(1.6)
Adjusted EBITDA	$ 186.9	$ 175.4	$ 11.5	$ 217.5	$ 208.9	$ 8.6
Revenues	$ 499.2	$ 462.1	$ 37.1	$ 774.6	$ 713.3	$ 61.3
Income from continuing operations margin	25.6 %	13.1 %	1,257 bps	15.1 %	4.7 %	1,042 bps
Adjusted EBITDA margin	37.4 %	38.0 %	-52 bps	28.1 %	29.3 %	-121 bps

(3) Represents non-cash, share-based compensation expense pursuant to the provisions of ASC Topic 718.

(4) Represents non-cash charges related to impairments of long-lived assets.

Note: Dollars in millions, and may not sum to total due to rounding.

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33©2024 Laureate Education, Inc. Financial Tables Non-GAAP Reconciliation (2 of 2) The following table reconciles operating cash flow to Free Cash Flow for the six months ended June 30, 2024 and 2023: Note: Dollars in millions may not sum to total due to rounding. IN MILLIONS 2024 2023 Change Net cash provided by operating activities $ 73.4 $ 78.8 $ (5.4) Capital expenditures: Purchase of property and equipment (26.6) (14.9) (11.7) Receipts from sales of property and equipment 3.3 0.1 3.2 Free Cash Flow $ 50.1 $ 64.0 $ (13.9)

©2024 Laureate Education, Inc.